UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 15, 2009, Proliance International, Inc. (the “Company”) entered into the Thirty-Fifth Amendment (the “Thirty-Fifth Amendment”) of the Credit and Guaranty Agreement (as amended prior to June 15, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Thirty-Fifth Amendment, and upon the terms and subject to the conditions thereof, the Waiver Reserve expiration due to occur on June 15, 2009 was extended until June 22, 2009. In addition, the Forbearance, granted in the Twenty-Second Amendment, which was due to expire on June 15, 2009, was extended until June 22, 2009.
The foregoing description of the Thirty-Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Thirty-Fifth Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1	Thirty-Fifth Amendment to Credit Agreement dated June 15, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: June 17, 2009	By:	/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and Chief Financial Officer